Exhibit 99.1

November 9, 2012

MYREXIS, INC. ANNOUNCES BOARD APPROVAL OF

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

SALT LAKE CITY, November 9, 2012 – Myrexis, Inc. (NASDAQ: MYRX) today announced that its Board of Directors has determined, after extensive and careful consideration of potential strategic alternatives, that it is in the best interests of the Company and its shareholders to dissolve the Company and liquidate its assets. In connection with the dissolution and liquidation, which is subject to shareholder approval, the Company intends to distribute to its shareholders all available cash, except such cash as is required for paying or making reasonable provision for known and potential liabilities and other obligations of the Company.

Plan of Complete Liquidation and Dissolution

The Board of Directors has unanimously approved the dissolution and liquidation of the Company, subject to shareholder approval. The Company intends to call a special meeting of the shareholders to seek approval of a Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”) and will file proxy materials with the Securities and Exchange Commission as soon as practicable.

“After evaluating the Company’s strategic options, the Board of Directors reached the conclusion that it is in the best interest of the shareholders to dissolve and liquidate the Company,” stated Gerald P. Belle, Chairman of Myrexis’ Board of Directors. “The Board of Directors and management, together with its external advisors, devoted substantial time and effort in identifying and pursuing opportunities to enhance shareholder value; however, that process did not yield a potential transaction which the Board viewed as reasonably likely to provide greater realizable value to its shareholders than the complete dissolution and liquidation of the Company in accordance with the Plan of Dissolution.”

The Plan of Dissolution contemplates an orderly wind down of the Company’s business and operations. If the Company’s shareholders approve the Plan of Dissolution, the Company intends to file a certificate of dissolution, delist its shares from The NASDAQ Global Market, satisfy or resolve its remaining liabilities and obligations, including but not limited to contingent liabilities and claims and costs associated with the dissolution and liquidation, make reasonable provisions for unknown claims and liabilities, attempt to convert all of its remaining assets into cash or cash equivalents, and make distributions to its shareholders of cash available for distribution based upon their proportionate ownership at the time of the dissolution, subject to applicable legal requirements.

The Company currently estimates that it will establish a reserve of between $7 million and $12 million, which will be used to pay all expenses (including operating expenses up until the dissolution) and other known, non-contingent liabilities, and includes reasonable provision for expenses of liquidation and contingent and unknown liabilities as required by Delaware law. Based on this estimated reserve, the Company currently estimates that the aggregate amount of an initial liquidating distribution to shareholders will be between $72.9 million and $77.9 million, or between $2.72 to $2.91 per share, based on 26,817,294 shares of common stock outstanding as of November 2, 2012. The Company expects to make an initial liquidating distribution as soon as practicable following the dissolution.

The amount distributable to shareholders, however, may vary substantially from this estimate based on a number of factors, including the resolution of outstanding known and contingent liabilities, the possible assertion of claims that are currently unknown to the Company and costs incurred to wind down the Company’s business. In particular, pursuant to the Company’s Separation and Distribution Agreement with its former parent, Myriad Genetics, Inc., at the time of the Company’s separation from Myriad Genetics in 2009, the Company assumed liability for certain pending or threatened legal matters related to the Company’s business, and is obligated to indemnify Myriad Genetics for any liability arising out of such matters, including any costs of litigating such matters. Although the Company does not believe that any obligation it assumed under the Separation and Distribution Agreement will result in a material liability, it cannot predict with certainty the amount or timing of such liability, if any. The Board of Directors, in consultation with its advisors, has evaluated this contingent liability, as well as other matters, in order to make a determination about reasonable amounts to reserve, which is reflected in the estimated reserve described above. Although the Board of Directors believes there is a reasonable possibility that a substantial amount of the contingency portion of the reserve will ultimately be distributed to the shareholders, Delaware law requires that the Company’s Board of Directors make reasonable provision for contingent and unknown obligations in connection with a dissolution and liquidation of the Company, which requires that a portion of the Company’s assets be reserved until the resolution of such matters. Further, if additional amounts are ultimately determined to be necessary to satisfy any of these obligations, shareholders may receive substantially less than the current estimates.

If, prior to its dissolution, the Company receives an offer for a transaction that will, in the view of the Board, provide superior value to shareholders than the value of the estimated distributions under the Plan of Dissolution, taking into account all factors that could affect valuation, including timing and certainty of payment or closing, credit market risks, proposed terms and other factors, the Plan of Dissolution and the dissolution could be abandoned in favor of such a transaction.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This press release is for informational purposes only. It is neither a solicitation of a proxy, an offer to purchase, nor a solicitation of an offer to sell shares of Myrexis, Inc. In connection with the proposed Plan of Dissolution, the Company intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant materials. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF DISSOLUTION. Shareholders may obtain a free copy of the proxy statement and the other relevant materials (when they become available), and any other documents filed by the Company with the SEC, at the SEC’s website at http://www.sec.gov. In addition, the Company will mail a copy of the definitive proxy statement to shareholders of record on the record date when it becomes available. A free copy of the proxy statement when it becomes available and other documents filed with the SEC by the Company may also be obtained free of charge on the “Investors” section of Myrexis’ website at www.myrexis.com or by directing a written request to: Myrexis, Inc., Attn: Secretary, 305 Chipeta Way, Salt Lake City, Utah 84108, or by contacting the Investor Relations department of Myrexis, Inc. at (801) 214-7800.

Participants in the Solicitation

Myrexis and its executive officers and directors may be deemed to be participants in the solicitation of proxies from its shareholders with respect to the proposed Plan of Dissolution. Information regarding their direct or indirect interests, by security holdings or otherwise, in the solicitation will be included in the proxy statement filed by Myrexis with the SEC.

Certain U.S. Federal Income Tax Consequences to U.S. Stockholders

The following summary describes certain material U.S. federal income tax consequences to U.S. holders of Myrexis common stock related to the Plan of Dissolution. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of Myrexis common stock that for U.S. income tax purposes is: (1) a citizen or individual resident of the U.S., (2) a corporation organized in or under the laws of the U.S. or any state thereof or the District of Columbia, (3) an estate whose income is subject to U.S. federal income taxation regardless of its source, or (4) any trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or it has a valid election in place to be treated as a U.S. person (a “U.S. holder”), and, even with respect to such beneficial owners, this summary does not address special considerations that may be applicable to certain specific categories of investors.

Amounts received by stockholders pursuant to the Plan of Dissolution will be applied against and reduce a stockholder’s tax basis in his, her or its shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and any prior liquidating distributions received by a stockholder with respect to a share exceeds his, her or its tax basis for that share. If the Company makes more than one liquidating distribution, each liquidating distribution will be allocated proportionately to each share of stock owned by a stockholder. Any loss will generally be recognized only when the final distribution from the Company has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will be long term capital gain or loss if the stock has been held for more than one year. If no distributions are made to the stockholders, each stockholder will generally recognize a capital loss equal to the stockholder’s basis in his, her or its shares. Such loss will be recognized on the last day of the year in which the stock became worthless as if sold on that day. Although we currently do not intend to make distributions of property other than cash, in the event of a distribution of property, the stockholder’s tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution.

The tax consequences of the Plan of Dissolution may vary depending upon the particular circumstances of the stockholder. The Company recommends that each stockholder consult his, her or its own tax advisor regarding the federal income tax consequences of the Plan of Dissolution as well as the state, local and foreign tax consequences. Furthermore, each stockholder should review the more detailed discussion of U.S. federal income tax consequences to U.S. stockholders that will be included in the proxy statement to be filed with the SEC.

Cautionary Statement About Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the estimate of the reserve to be established to pay all expenses and other known, non-contingent liabilities, expenses of liquidation and contingent and unknown liabilities and the estimate of an initial liquidating distribution. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology.

Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The Company’s actual results may differ materially from those expressed or implied by these forward-looking statements based on a number of factors, including failure of the Company’s shareholders to approve the proposed Plan of Dissolution, the Company’s ability to settle, make reasonable provision for or otherwise resolve its liabilities and obligations, including the establishment of an adequate contingency reserve, and the other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012, as updated from time to time in the Company’s subsequent SEC filings. Readers are cautioned that these forward-looking statements, including, without limitation, statements regarding the dissolution and liquidation of the Company pursuant to the terms of the Plan of Dissolution, the availability, amount or timing of liquidating distributions to shareholders, the adequacy of reserves established to satisfy the Company’s obligations and the belief that a substantial amount of the contingency portion of the reserve will ultimately be distributed to the shareholders, and other statements contained in this press release regarding matters that are not historical facts, are only estimates or predictions. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or other factors, except as required by law.

Myrexis

Andrea Kendell

Chief Financial Officer

(801) 214-7879

investor.relations@myrexis.com

The Ruth Group (on behalf of Myrexis)

Stephanie Carrington (investors)

(646) 536-7017

scarrington@theruthgroup.com

Tracy Lessor, Ph.D. (media)

(646) 536-7006

tlessor@theruthgroup.com